Exhibit 99.1

Oplink Reports First Quarter Fiscal Year 2013 Financial Results

Fremont, Calif., -- November 1, 2012 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its first quarter of fiscal year 2013, ended September 30, 2012.

Revenues for the quarter were $44.9 million and GAAP net income was $3.4 million, or $0.17 per diluted share. This compares to revenues of $44.2 million and a GAAP net loss of $5.2 million, or $(0.27) per share, reported in the prior quarter, and revenues of $43.4 million and GAAP net income of $1.2 million, or $0.06 per diluted share, reported in the same period of the prior year.

Non-GAAP net income for the first quarter was $5.0 million, or $0.26 per diluted share, as compared to $3.8 million, or $0.19 per diluted share, reported in the prior quarter, and $3.1 million, or $0.15 per diluted share, reported in the same period of the prior year.

Expenses incurred by the Company’s new Mobile Interactive business division totaled $1.1 million for the quarter.  Excluding such expenses, net of tax, Oplink’s non-GAAP net income would have been $5.8 million, or $0.30 per diluted share.

Oplink generated $7.8 million in cash from operations, used $3.6 million for stock repurchases, and closed the quarter with cash, cash equivalents and short-term and long-term investments of $180.2 million.

"We are pleased with our financial results for the quarter,” commented Joe Liu, Chairman and CEO of Oplink.  “Oplink is well positioned to benefit from our broad portfolio of advanced technologies and long established manufacturing advantages. We are especially excited about the upcoming product launch from our new Mobile Interactive venture.  The first product offering from this venture is a Smartphone-centric remote interactive security and monitoring system for home and business.  We are ready to launch, and our products and services will be available for sale via www.oplinksecurity.com and other web stores.”

Business Outlook for the Quarter Ending December 30, 2012

For the quarter ending December 30, 2012, the Company expects to report revenues between $43 million and $46 million and GAAP net income per diluted share of approximately $0.12 to $0.18.  On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and any other non-cash or non-recurring charges, the Company expects earnings per diluted share of approximately $0.19 to $0.25. GAAP and non-GAAP net income per diluted share for the quarter ending December 30, 2012 assume an effective tax rate of 21%.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on November 1, 2012.  The conference call can be accessed by dialing 1-877-941-2069, or 1-480-629-9713 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on November 1, 2012 until 11:59 p.m. Pacific Time on November 8, 2012, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4571205#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits or charges, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending December 30, 2012." These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: possible reductions in customer orders or delays in shipments of products to customers; potential delays in introduction of new Oplink products; Oplink's reliance on a small number of customers for a substantial portion of its revenues; Oplink's reliance on third parties to supply critical components and materials for its products; intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; the potential for a further downturn in the telecommunications industry or the overall economy in the United States or other parts of the world; changes in our effective tax rate, which reduce our net income; the risk that the Mobile Interactive products and services, being new and unproven, may not achieve market acceptance, or that Oplink may not be successful in developing an adequate sales channel for these products and services;  and other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

(TABLES TO FOLLOW)

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Investor Relations:

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	July 1,
	2012	2012
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$71,559	$81,233
Short-term investments	107,860	85,382
Accounts receivable, net	34,026	33,165
Inventories	19,058	19,091
Prepaid expenses and other current assets	7,572	8,633
Deferred tax assets	1,606	1,609
Total current assets	241,681	229,113
Property, plant and equipment, net	44,667	45,392
Long-term investments	772	9,606
Goodwill and intangible assets, net	1,521	1,648
Deferred tax assets	7,146	7,151
Other assets	12,634	12,279
Total assets	$308,421	$305,189

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,631	$11,739
Accrued liabilities and other current liabilities	14,327	12,460
Total current liabilities	23,958	24,199
Non-current liabilities	8,919	8,858
Total liabilities	32,877	33,057
Stockholders' equity	275,544	272,132
Total liabilities and stockholders’ equity	$308,421	$305,189

(1)	The July 1, 2012 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended
	September 30,	July 1,	October 2,
	2012	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$44,884	$44,245	$43,377
Cost of revenues	28,254	29,062	29,257
Gross profit	16,630	15,183	14,120
Operating expenses:
Research and development	5,432	5,348	4,975
Sales and marketing	3,212	3,084	2,588
General and administrative	2,154	2,033	2,609
Stock compensation expense	1,863	1,275	1,752
Amortization of intangible assets	91	91	316
Loss (gain) on sale/disposal of assets	(7)	13	(377)
Total operating expenses	12,745	11,844	11,863
Income from operations	3,885	3,339	2,257
Interest and other income, net	266	130	113
Income before provision for income taxes	4,151	3,469	2,370
Provision for income taxes	(788)	(8,639)	(1,147)
Net income (loss)	$3,363	$(5,170)	$1,223

Net income (loss) per share:
Basic	$0.18	$(0.27)	$0.06
Diluted	$0.17	$(0.27)	$0.06

Shares used in per share calculation:
Basic	19,080	19,117	19,707
Diluted	19,425	19,117	20,349

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended
	September 30,	July 1,	October 2,
	2012	2012	2011
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss), GAAP	$3,363	$(5,170)	$1,223
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	123	76	109
Amortization of intangible assets	36	36	411
Total related to cost of revenues	159	112	520

Related to operating expenses:
Stock compensation expense	1,863	1,275	1,752
Amortization of intangible assets	91	91	316
Total related to operating expenses	1,954	1,366	2,068

Tax adjustments (1)	-	8,143	-
Tax effects on non-GAAP adjustments	(517)	(686)	(695)

Non-GAAP net income	$4,959	$3,765	$3,116

Net income per share, non-GAAP:
Basic	$0.26	$0.20	$0.16
Diluted	$0.26	$0.19	$0.15

Shares used in per share calculation:
Basic	19,080	19,117	19,707
Diluted	19,425	19,587	20,349

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$16,630	$15,183	$14,120
Stock compensation expense included in cost of revenues	123	76	109
Amortization of intangible assets included in cost of revenues	36	36	411
Non-GAAP gross profit	$16,789	$15,295	$14,640

GAAP gross margin rate	37.1%	34.3%	32.6%
Non-GAAP gross margin rate	37.4%	34.6%	33.8%

(1)
The adjustment recorded in the fourth quarter of fiscal 2012 was related to the deferred tax implications of the transfer of certain intercompany liabilities.  As a result of the transfer, certain deferred tax assets will not be realized by the US entity.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended
	September 30,	October 2,
	2012	2011
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$3,363	$1,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,781	1,463
Amortization of intangible assets	127	727
Stock compensation expense	1,986	1,861
Deferred income taxes	4	922
Gain on sale/disposal of assets	(7)	(377)
Other	51	192
Change in assets and liabilities	458	2,014
Net cash provided by operating activities	7,763	8,025

Cash flows from investing activities:
Net maturity (purchase) of investments	(13,607)	30,526
Net purchases of property, plant and equipment	(1,403)	(1,716)
Net cash (used in) provided by investing activities	(15,010)	28,810

Cash flows from financing activities:
Proceeds from issuance of common stock	1,259	72
Repurchase of common stock	(3,631)	(19,799)
Net cash used in financing activities	(2,372)	(19,727)

Effect of exchange rate changes on cash and cash equivalents	(55)	(5)
Net (decrease) increase in cash and cash equivalents	(9,674)	17,103
Cash and cash equivalents, beginning of period	81,233	52,644
Cash and cash equivalents, end of period	$71,559	$69,747